UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 4040 Broadway, Suite 425, San Antonio, Texas 78209

(Address of principal executive offices)

(713) 528-1881

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2017, Camber Energy, Inc. (the “Company”, “we” and “us”) and an institutional investor (the “Investor”), entered into a Stock Purchase Agreement (the “October 2017 Purchase Agreement”), pursuant to which the Company may receive aggregate consideration of $16 million, subject to certain conditions set forth therein.

Under the terms of the October 2017 Purchase Agreement, (1) the Investor purchased 212 shares of Series C Preferred Stock on the closing date of the agreement, October 4, 2017 (the “Initial Closing”), for $2 million, and agreed, subject to certain closing conditions set forth in the agreement, to purchase (2) 106 shares of Series C Preferred Stock for $1,000,000, 10 days after the Initial Closing; (3) 105 shares of Series C Preferred Stock for $1,000,000, 10 days after the second closing; (4) 105 shares of Series C Preferred Stock for $1,000,000, 10 days after the third closing; (5) 105 shares of Series C Preferred Stock for $1,000,000, 10 days after the fourth closing; (6) 525 shares of Series C Preferred Stock for $5,000,000, 30 days after the fifth closing; and (7) 525 shares of Series C Preferred Stock for $5,000,000, 30 days after the sixth Closing.

The Company plans to use the proceeds from the sale of the Series C Preferred Stock for working capital, workovers on existing wells, drilling and completion of additional wells, repayment of vendor balances and payments to International Bank of Commerce (“IBC”), in anticipation of regaining compliance.

Pursuant to the October 2017 Purchase Agreement, as long as the Investor holds any shares of Series C Preferred Stock, we agreed that we would not issue or enter into or amend an agreement pursuant to which we may issue any shares of common stock, other than (a) for restricted securities with no registration rights, (b) in connection with a strategic acquisition, (c) in an underwritten public offering, or (d) at a fixed price; or issue or amend any debt or equity securities convertible into, exchangeable or exercisable for, or including the right to receive, shares of common stock (a) at a conversion price, exercise price or exchange rate or other price that is based upon or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of the security or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of the security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock.

Additionally, provided that we have not materially breached the terms of the October 2017 Purchase Agreement, we may at any time, in our sole and absolute discretion, repurchase from Investor all, but not less than all, of the then outstanding shares of Series C Preferred Stock sold pursuant to the agreement by paying to Investor 110% of the aggregate face value of all such shares.

We also agreed to provide the Investor a right of first offer to match any offer for financing we receive from any person while the shares of Series C Preferred Stock sold pursuant to the October 2017 Purchase Agreement are outstanding, except for debt financings not convertible into common stock, which are excluded from such right to match.

Finally, we agreed that if we issue any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor, then we would notify Investor of such additional or more favorable term and such term, at Investor’s option, may become a part of the transaction documents with Investor.

The October 2017 Purchase Agreement includes customary provisions requiring that the Company indemnify the Investor against certain losses; representations and warranties and covenants.

The foregoing summary of the terms of the October 2017 Purchase Agreement is subject to, and qualified in its entirety by, the form of such document, a copy of which is attached hereto as Exhibit 10.1 and incorporated in this Item 1.01 by reference in its entirety.

Series C Redeemable Convertible Preferred Stock

Holders of the Series C Preferred Stock are entitled to cumulative dividends in the amount of 6.0% per annum, payable upon redemption, conversion, or maturity, and when, as and if declared by our Board of Directors in its discretion, provided that upon any redemption, conversion, or maturity, seven years of dividends are due and payable on such redeemed, converted or matured stock. The Series C Preferred Stock ranks senior to the common stock and pari passu with respect to our Series B Preferred Stock. The Series C Preferred Stock has no right to vote on any matters, questions or proceedings of the Company including, without limitation, the election of directors except: (a) during a period where a dividend (or part of a dividend) is in arrears; (b) on a proposal to reduce the Company’s share capital; (c) on a resolution to approve the terms of a buy-back agreement; (d) on a proposal to wind up the Company; (e) on a proposal for the disposal of all or substantially all of the Company’s property, business and undertakings; and (f) during the winding-up of the Company.

The Series C Preferred Stock may be converted into shares of common stock at any time at the option of the holder, or at our option if certain equity conditions (as defined in the certificate of designation for the Series C Preferred Stock), are met. Upon conversion, we will pay the holders of the Series C Preferred Stock being converted an amount, in cash or stock at our sole discretion, equal to the dividends that such shares would have otherwise earned if they had been held through the maturity date (i.e., seven years), and issue to the holders such number of shares of Common stock equal to $10,000 per share of Series C Preferred Stock (the “Face Value”) multiplied by the number of such shares of Series C Preferred Stock divided by the applicable Conversion Price (as defined in the certificate of designation for the Series C Preferred Stock).

 The conversion premium under the Series C Preferred Stock is payable and the dividend rate under the Series C Preferred Stock is adjustable. Specifically, the conversion rate of such premiums and dividends equals 95% of the average of the lowest 5 individual daily volume weighted average prices during the Measuring Period, not to exceed 100% of the lowest sales prices on the last day of the Measuring Period, less $0.05 per share of common stock, unless a triggering event has occurred, in which case the conversion rate equals 85% of the lowest daily volume weighted average price during the Measuring Period, less $0.10 per share of common stock not to exceed 85% of the lowest sales prices on the last day of such the Measuring Period, less $0.10 per share. The “Measuring Period” is the period beginning, if no trigger event has occurred, 30 trading days, and if a trigger event has occurred, 60 trading days, before the applicable notice has been provided regarding the exercise or conversion of the applicable security, and ending, if no trigger event has occurred, 30 trading days, and if a trigger event has occurred, 60 trading days, after the applicable number of shares stated in the initial exercise/conversion notice have actually been received into the Investor’s designated brokerage account in electronic form and fully cleared for trading (subject to certain extensions described in the applicable securities, which have been triggered to date). Triggering events are described in the designation of the Series C Preferred Stock, but include items which would typically be events of default under a debt security, including filing of reports late with the Commission.

The Series C Preferred Stock has a maturity date that is seven years after the date of issuance and, if the Series C Preferred Stock has not been wholly converted into shares of common stock prior to such date, we may redeem the Series C Preferred Stock on such date by repaying to the investor in cash 100% of the Face Value plus an amount equal to any accrued but unpaid dividends thereon. 100% of the Face Value, plus an amount equal to any accrued but unpaid dividends thereon, automatically becomes payable in the event of a liquidation, dissolution or winding up by us.

We may not issue any other preferred stock (other than the Series B Preferred Stock) that is pari passu or senior to the Series C Preferred Stock with respect to any rights for a period of one year after the earlier of such date (i) a registration statement is effective and available for the resale of all shares of common stock issuable upon conversion of the Series C Preferred Stock, or (ii) Rule 144 under the Securities Act is available for the immediate unrestricted resale of all shares of common stock issuable upon conversion of the Series C Preferred Stock.

The foregoing summary of the terms of the Series C Preferred Stock is subject to, and qualified in its entirety by, the Certificate of Designation of Series C Preferred Stock incorporated by reference as Exhibit 3.1 hereto, which is incorporated in this Item 1.01 by reference.

 Conditions to closing the sale of the additional shares of Series C Preferred Stock described above include, that except with regard to the first four closings described above, the Company’s common stock is required to be listed for and currently trading on the NYSE American market or a higher trading market; the Company is required to be in compliance with all requirements to maintain such listing and there cannot be any notice of any suspension or delisting with respect to the trading of the shares of common stock on such trading market; except with regard to the first four closings only, the Company is required to have duly authorized shares of common stock reserved for issuance to Investor in an amount equal to three times the number of shares sufficient to immediately issue all shares of common stock potentially issuable upon conversion of the Series C Preferred Stock sold to Investor under the October 2017 Purchase Agreement (collectively, the “Conversion Shares”) and any other agreements with Investor; except with regard to the initial closing only, the Company is required to obtain approval and listing of all Conversion Shares on the NYSE American; for the second through fifth closings only, (i) an aggregate dollar trading volume of at least $10 million must have traded on NYSE American during regular trading hours, from the trading day after the immediately prior closing until the trading day immediately before the relevant closing, but expressly excluding all volume traded on any days that the Investor is prevented or delayed from reselling shares of common stock (“Excluded Days”); and (ii) the Company’s common stock is required to have a volume weighted average price on the NYSE American for the prior trading day of at least $0.15 per share of common stock; and with respect to the final two closings, an aggregate dollar trading volume of at least $50 million must have traded on NYSE American during regular trading hours, from the trading day after the immediately prior closing until the trading day immediately before the relevant closing, but expressly excluding all volume traded on any Excluded Days, and if any such conditions are not met on the date initially set for such closing, each closing will occur as soon thereafter as they are met, if ever. The closing of the additional sales of Series C Preferred Stock as described above are subject to closing conditions which may not be met timely, if at all, and as such, we may not ever sell any additional shares of Series C Preferred Stock under the October 2017 Purchase Agreement after the Initial Closing.

As we do not currently have a sufficient number of shares of authorized but unissued shares of common stock to allow for the issuance of the Conversion Shares, we agreed, pursuant to the October 2017 Purchase Agreement, to file a preliminary proxy statement within 10 days after the Initial Closing date to increase our authorized but unissued shares of common stock (either through a reverse stock split or increase in authorized shares or both), and if necessary to seek stockholder approval of the October 2017 Purchase Agreement and the issuance of the Conversion Shares under applicable NYSE American rules and regulations (collectively, the “Approval”), to set a meeting for the first possible date after clearing Securities and Exchange Commission (“Commission”) comments thereon, and to use our commercially reasonable best efforts to obtain Approval as soon as practicable, and in any event within 90 days after the Initial Closing date.

We also agreed to include on the next registration statement we file with the Commission, or on the subsequent registration statement if such registration statement is withdrawn, all potentially issuable Conversion Shares.

In conclusion, the Company plans to issue $16.84 million in face amount shares of Series C Redeemable Convertible Preferred Stock (the “Series C Preferred Stock”), at a 5% original issue discount (i.e., for aggregate consideration of $16 million). In total, an aggregate of 1,684 shares of Series C Preferred Stock, which each have a face amount of $10,000 per share were agreed to be sold.

Item 2.01

Completion of Acquisition or Disposition of Assets.

As previously reported in the Company’s Current Report on Form 8-K filed with the Commission on September 12, 2017, the cure period on the note of the Company’s wholly-owned subsidiary CATI Operating LLC (“CATI”) expired on September 11, 2017, and as of such date, all principal, interest and unpaid costs thereunder were immediately due and payable (which totaled $6.9 million as of March 31, 2017 and approximately $7.1 million as of the date of acceleration). As stated previously, the loan was non-recourse to the public Company itself, but was recourse to CATI.

In September 2017, the lender foreclosed on the assets of CATI which secured the note and on October 3, 2017, the trustee of those assets, for the benefit of the lender, sold all of the assets in public auction foreclosure sales which took place in Gonzales County and Karnes County, Texas. The funds raised in the foreclosure sales satisfied in full the amount owed under the note and as such, the Company’s obligations through CATI to the lender under the note and otherwise were extinguished, provided however, that effective as of October 3, 2017, the Company no longer holds any rights to the assets previously held by CATI.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the securities described herein have been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering. The Investor has represented that it is an accredited investor, as that term is defined in Regulation D. The Investor also has represented that it is acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

As of the date of this Report, the Series C Preferred Stock sold at the Initial Closing would convert into approximately 48,585,973 shares of our common stock if fully converted, which number includes 615,385 shares of common stock convertible upon conversion of each share of outstanding Series C Preferred Stock at a conversion price of $3.25 per share (based on the $10,000 face amount of the Series C Preferred Stock) and approximately 47,970,588 shares of common stock for premium shares due thereunder, which number of premium shares may increase from time to time as the trading price of our common stock decreases or upon the occurrence of any trigger event under the Designation of the Series C Preferred Stock, as described in greater detail in the Designation of the Series C Preferred Stock.

The conversion of the Series C Preferred Stock into common stock of the Company will create substantial dilution to existing stockholders.

Item 7.01.	Regulation FD Disclosure.

On October 5, 2017, the Company issued a press release announcing the entry into and the transactions contemplated by the October 2017 Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished to the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations, speak only as of the date hereof and are subject to change. All statements, other than statements of historical fact included in this press release, are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, the amount and use of proceeds the Company expects to receive from the offerings, the closing of the offerings and the conversion of the Series C Preferred Stock. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially and adversely from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on August 25, 2016 (Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on August 31, 2016, and incorporated herein by reference)(File No. 001-32508)
10.1*	Form of Stock Purchase Agreement relating to the purchase of $16 million in shares of Series C Redeemable Convertible Preferred Stock dated October 5, 2017
99.1**	Press Release of Camber Energy, Inc. dated October 5, 2017

* Filed herewith.

** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By: /s/ Bob Schleizer
Name:	Bob Schleizer
Title:	Interim Chief Financial Officer

Date: October 5, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on August 25, 2016 (Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on August 31, 2016, and incorporated herein by reference)(File No. 001-32508)
10.1*	Form of Stock Purchase Agreement relating to the purchase of $16 million in shares of Series C Redeemable Convertible Preferred Stock dated October 5, 2017
99.1**	Press Release of Camber Energy, Inc. dated October 5, 2017

* Filed herewith.

** Furnished herewith.